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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Trikon Technologies, Inc. pertaining to the Trikon Technologies, Inc.1991 Stock Option Plan and the Trikon Technologies, Inc. 1998 Stock Option Plan of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of Trikon Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP
                                                               ERNST & YOUNG LLP
Bristol, England
June 12, 2002






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